Exhibit 10.29

Rev Jan 11,2018

Non-Employee Director Compensation Policy

The following non-employee director compensation shall apply to all non-employee directors of the Company.

•	Each non-employee director will receive an annual cash retainer in the amount of $50,000 per year.
•	The Chairman of the Board will receive an additional annual cash retainer in the amount of $17,500 per year.
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The chairperson of the audit committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson's service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $5,000 per year for such member's service on the audit committee.

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The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson's service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $5,000 per year for such member's service on the compensation committee.

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The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $7,500 per year for such chairperson's service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $3,500 per year for such member's service on the nominating and corporate governance committee.

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Each non-employee directors will receive a stock option grant with an initial grant equal to a cash value of $180,000 in shares of the Company’s common stock upon a director’s initial appointment or election to the Board of Directors, vesting quarterly over a 3 year period and an annual stock option grant equal to a cash value of $90,000 in shares of the Company’s common stock on the date of each annual stockholder’s meeting thereafter, fully vesting in one year from the date of grant.